SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to ss.240.14a-11(c)orss. 240.14a-12

SYSTEMAX INC.

Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Systemax Inc.
11 Harbor Park Drive
Port Washington, New York 11050

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 20, 2003

To Holders of Common Stock of Systemax Inc.:

The 2003 Annual Meeting of the Stockholders of Systemax Inc. (the “Company”) will be held at the offices of the Company, 11 Harbor Park Drive, Port Washington, New York on Tuesday, May 20, 2003 at 2:00 p.m. for the following purposes, as more fully described in the accompanying Proxy Statement:

1.	To elect the Company's Board of Directors.

2.	To consider and vote upon a proposal to ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for fiscal 2003.

3.	To transact such other business as may properly come before the meeting and any and all adjournments or postponements thereof.

The Board of Directors has fixed the close of business on April 21, 2003 as the record date for the determination of the stockholders entitled to notice of and to vote at the meeting and at any adjournment or postponement thereof.

Stockholders are invited to attend the meeting. Whether or not you expect to attend, WE URGE YOU TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. If you attend the meeting, you may vote your shares in person, which will revoke any previously executed proxy.

If your shares are held of record by a broker, bank or other nominee and you wish to attend the meeting, you must obtain a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares and bring it to the meeting. In order to vote your shares at the meeting, you must obtain from the record holder a proxy issued in your name.

           Regardless of how many shares you own, your vote is very important. Please SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD TODAY.

Sincerely, CURT S. RUSH, General Counsel and Secretary

Port Washington, New York
April 28, 2003

Systemax Inc.
11 Harbor Park Drive
Port Washington, New York 11050

PROXY STATEMENT

Introduction

This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Systemax Inc., a Delaware corporation (the "Company"), for the 2003 Annual Meeting of Stockholders of the Company on May 20, 2003. The Notice of Annual Meeting, this proxy statement and the accompanying proxy are first being mailed on or about April 28, 2003 to stockholders of record as of the close of business on April 21, 2003. You can ensure that your shares are voted at the meeting by signing, dating and promptly returning the enclosed proxy in the envelope provided. Sending in a signed proxy will not affect your right to attend the meeting and vote in person. You may revoke your proxy at any time before it is voted by notifying the Company's Transfer Agent, American Stock Transfer & Trust Company, 59 Maiden Lane, New York, NY 10038 Attention: Proxy Department, in writing, or by executing a subsequent proxy, which revokes your previously executed proxy.

The Company's principal executive offices are located at 11 Harbor Park Drive, Port Washington, New York 11050.

Voting of Proxies

Proxies will be voted as specified by the stockholders. Where specific choices are not indicated, proxies will be voted for proposals 1 and 2. Under the Delaware General Corporation Law and the Company's Amended and Restated Certificate of Incorporation and the Company's By-Laws, (1) the affirmative vote of a plurality of the outstanding shares of Common Stock entitled to vote and present, in person or by properly executed proxy, at a meeting at which a quorum is present will be required to elect or reelect a nominated director, and (2) the affirmative vote of the holders of at least a majority of the shares of Common Stock entitled to vote and present, in person or by properly executed proxy, at a meeting at which a quorum is present will be required in order to ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors for fiscal 2003.

A quorum is representation in person or by proxy at the Annual Meeting of at least a majority of the outstanding shares of common stock of the Company. Abstentions will be treated as votes cast on particular matters as well as shares present and represented for purposes of establishing a quorum, with the result that an abstention has the same effect as a negative vote. Where nominee record holders do not vote on specific issues because they did not receive specific instructions on such issues from the beneficial owners, such broker non-votes will not be treated as votes cast on a particular matter, and will therefore have no effect on the vote, but will be treated as shares present or represented for purposes of establishing a quorum.

A list of stockholders of the Company satisfying the requirements of Section 219 of the Delaware General Corporation Law shall be available for inspection for any purpose germane to the meeting during normal business hours at the offices of the Company at least ten days prior to the Annual Meeting.

On April 21, 2003, the record date for the 2003 Annual Meeting, there were outstanding and entitled to vote 34,104,290 shares of Common Stock of the Company entitled to one vote per share.

Stockholders will not be entitled to appraisal rights in connection with any of the matters to be voted on at the Annual Meeting.

1. Election of Directors

           At the meeting, seven directors are to be elected to serve until their successors have been elected and qualified. Information regarding such nominees is set forth below.

           The accompanying proxy will be voted for the election of the Board's nominees unless contrary instructions are given. If any Board nominee is unable to serve, which is not anticipated, the persons named as proxies intend to vote for the other Board nominees and, unless the number of nominees is reduced by the Board of Directors, for such other person or persons as the Board of Directors may designate.

Nominees

           Richard Leeds was appointed Chairman of the Board and Chief Executive Officer of the Company in April 1995. From April 1995 to February 1996 Mr. Leeds also served as Chief Financial Officer of the Company. Mr. Leeds joined the Company in 1982 and since 1984 has served in various executive capacities. Mr. Leeds graduated from New York University in 1982 with a B.S. in Finance. Richard Leeds is the brother of Bruce and Robert Leeds.

           Bruce Leeds was appointed Vice Chairman of the Board in April 1995. Mr. Leeds has served as President of International Operations since 1990. Mr. Leeds joined the Company in 1977 after graduating from Tufts University with a B.A. in Economics and since 1982 has served in various executive capacities.

           Robert Leeds was appointed Vice Chairman and President of Domestic Operations in April 1995. Since 1982 Mr. Leeds has served in various executive capacities with the Company. Mr. Leeds graduated from Tufts University in 1977 with a B.S. in Computer Applications Engineering and joined the Company in the same year.

           Robert Dooley was appointed as a Director of the Company in April 1995. Mr. Dooley has been a Senior Vice President, Worldwide Computer Sales and Marketing, of the Company since 1990. Mr. Dooley joined the Company in 1982, and since 1983 he has worked as Senior Marketing Executive for computer related products. Mr. Dooley graduated from Rensselaer Polytechnic Institute in 1976 with a B.S. in Physics.

           Robert D. Rosenthal was appointed as a Director of the Company in July 1995. Mr. Rosenthal is Chairman and Chief Executive Officer of First Long Island Investors, Inc., which he co-founded in 1983. From July 1971 until September 1983, Mr. Rosenthal held increasingly responsible positions at Entenmann's Inc., eventually becoming Executive Vice President and Chief Operating Officer. Mr. Rosenthal is a 1971 cum laude graduate of Boston University and a 1974 graduate of Hofstra University Law School.

           Stacy S. Dick was appointed as a Director of the Company in November 1995. In March 2001 Mr. Dick became Chief Executive Officer of Continuation Investments. From August 1998 to March 2001 Mr. Dick was a principal of Evercore Partners, an investment banking firm. From 1992 until July 1998 Mr. Dick held increasingly responsible positions at Tenneco Inc., eventually becoming Executive Vice President of Tenneco Inc. Prior to joining Tenneco Inc. he was a Managing Director of The First Boston Corporation, a position he held beginning in 1989. Mr. Dick graduated from Harvard University with an AB degree magna cum laude in 1978 and received a Ph.D. in Business Economics from Harvard in 1983.

           Ann R. Leven was appointed as a Director of the Company in May 2001. Ms. Leven served as Treasurer and Chief Fiscal Officer of the National Gallery of Art in Washington D.C. from December 1990 to October 1999. From August 1984 to December 1990 she was Chief Financial Officer of the Smithsonian Institution. Ms. Leven has been a director of the Delaware Investment's Family of Mutual Funds since September 1989. Since December 1999 Ms. Leven has been a director of Recoton Corporation, a public company which develops and markets consumer electronics, audio, video and computer gaming products. From 1975 to 1993 Ms. Leven taught business strategy and administration at the Columbia University Graduate School of Business. She received an M.B.A. degree from Harvard University in 1964.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF ALL THE DIRECTOR NOMINEES, WHICH IS DESIGNATED AS PROPOSALNO. 1 ON THE ENCLOSEDPROXY CARD.

Board Meetings; Committees of the Board

           During the year 2002 the Board of Directors held four meetings, the Audit Committee held four meetings and the Compensation Committee held one meeting. All of the Directors attended all of the meetings of the Board and the respective committees of the Board of which they are members.

           The Board of Directors has the following standing committees:

           Audit Committee

           The Audit Committee is appointed by the Board of Directors to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company’s internal and external auditors. As part of its activities the Audit Committee meets with the Company's independent accountants at least annually to review the scope and results of the annual audit and quarterly to discuss the review of the quarterly financial results, recommends to the Board the independent accountants to be retained by the Company, and receives and considers the accountants' comments as to internal controls, accounting staff, management performance and auditing procedures. The Board of Directors adopted an Audit Committee Charter in the year 2000 and a Revised Audit Committee Charter in February 2003. A copy of the Revised Audit Committee Charter is attached as Annex A to this proxy statement. The rules of the Securities and Exchange Commission require that the Company attach a copy of such charter to the proxy statement at least once every three years. The members of the Committee are Robert D. Rosenthal, Stacy S. Dick and Ann R. Leven. Mr. Rosenthal is the current Chairman of the Committee. In the judgment of the Board of Directors, each of the members of this committee meets the standards for independence, financial literacy and financial management expertise required by the New York Stock Exchange.

           Nominating Committee

           In February 2003, the Board of Directors formed a Nominating Committee in order to, among other things, identify individuals qualified to become Board members, and to recommend that the Board select the director nominees to stand for election at any meeting of stockholders and to fill any vacancy, however created, in the Board. In nominating candidates, the Committee shall take into consideration such factors as it deems appropriate, such as the experience, skill and background of the candidates. The Committee may consider candidates proposed by management or stockholders, but is not required to do so. The members of the Nominating Committee are Messrs. Richard Leeds, Robert D. Rosenthal and Stacy Dick.

           Compensation Committee

           The Compensation Committee reviews and approves the remuneration arrangements for the officers and directors of the Company and reviews and recommends new executive compensation or stock plans in which the officers and/or directors are eligible to participate, including the granting of stock options. Stock option grants to officers and directors must also be approved by the Board of Directors. The members of the Compensation Committee are Messrs. Robert Leeds, Robert D. Rosenthal and Stacy S. Dick.

           Compensation of Directors

           The Company's policy is not to pay compensation to Directors who are also employees of the Company. Each Director who is not an employee of the Company is paid a fee of $7,500 per year and $2,000 for each meeting of the Board of Directors in which the Director participates. During 2002, Mr. Dick, Mr. Rosenthal and Ms. Leven received options to purchase 2,000 shares of Common Stock pursuant to the Company's 1995 Stock Option Plan for Non-Employee Directors.

REPORT OF THE AUDIT COMMITTEE *

The Audit Committee of the Board of Directors of the Company operates under its charter, which was originally adopted by the Board of Directors in Year 2000 and revised in February 2003. Management is responsible for the Company's internal accounting and financial controls, the financial reporting process, the internal audit function and compliance with the Company's policies and legal requirements. The Company's independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and for issuance of a report thereon; they also perform unaudited reviews of the Company's quarterly financial statements. The Audit Committee's responsibility is to monitor and oversee these processes and report its findings to the full board. In the performance of their oversight functions, the members of the Audit Committee relied upon the information, opinions, reports and statements presented to them by Company management and by the independent auditors.

The Committee has reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2002 with representatives of management, who represented that the Company's consolidated financial statements for fiscal 2002 were prepared in accordance with generally accepted accounting principles. It has also discussed with Deloitte & Touche LLP, the Company's independent auditors, those matters required to be reviewed pursuant to Statement of Accounting Standards No. 61 ("Communication with Audit Committees"). The Committee has also received from Deloitte & Touche LLP written independence disclosures and the letter required by Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees") and has had a discussion with them regarding their independence.

Based on the review of the representations of management, the discussions with management and the independent accountants and the review of the report of the independent auditors to the committee, the Audit Committee recommended to the Board of Directors that the financial statements of the Company for the year ended December 31, 2002 as audited by Deloitte & Touche LLP be included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission.

AUDIT COMMITTEE Stacy S. Dick Robert D. Rosenthal Ann R. Leven

_________________________

* This section shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed "soliciting material" or filed under such Acts.

Executive Officers

           The following table sets forth certain information with respect to the executive officers of the Company as of April 21, 2003.

Name	Age	Office

Richard Leeds	43	Chairman and Chief Executive Officer

Bruce Leeds	47	Vice Chairman and President of International Operations

Robert Leeds	47	Vice Chairman and President of Domestic Operations

Robert Dooley	47	Director and Senior Vice President - Worldwide Computer Sales and Marketing

Steven M. Goldschein	57	Senior Vice President and Chief Financial Officer

Michael J. Speiller	49	Vice President and Controller

Curt S. Rush	49	General Counsel and Secretary

Leslie Biggs	59	Vice President of European Operations

           For information on Richard Leeds, Bruce Leeds, Robert Leeds and Robert Dooley, see page 2.

           Steven M. Goldschein joined the Company in December 1997 and was appointed Senior Vice President and Chief Financial Officer of the Company in January 1998. From 1982 through December 1997 Mr. Goldschein was Vice President-Administration and Chief Financial Officer of Lambda Electronics Inc. From 1980 through 1982 he was that company’s Corporate Controller. Mr. Goldschein is a 1968 graduate of Michigan State University and a Certified Public Accountant in New York.

           Michael J. Speiller has been Vice President and Controller since October 1998. From December 1997 through September 1998 Mr. Speiller was Vice President and Chief Financial Officer of Lambda Electronics Inc. From 1982 through 1997 he was Vice President and Controller of Lambda Electronics Inc. From 1980 through 1982 he was a divisional controller for that company. Prior to that he was an auditor with the accounting firm of Ernst & Young. Mr. Speiller graduated in 1976 with a B.S. degree in Public Accounting from the State University of New York at Albany and is a Certified Public Accountant in New York.

           Curt S. Rush has been General Counsel to the Company since September 1996 and was appointed Secretary of the Company in October 1996. Prior to joining the Company, Mr. Rush was employed from 1993 to 1996 as Corporate Counsel to Globe Communications Corp. and from 1990 to 1993 as Corporate Counsel to the Image Bank, Inc. Mr. Rush graduated from Hunter College in 1981 with a B.A. degree in Philosophy and graduated cum laude from Brooklyn Law School in 1984 where he was editor of the Law Review. He was admitted to the Bar of the State of New York in 1985.

           Leslie Biggs has been Commercial and Financial Director of European Operations since March 1992, when the Company acquired Misco America Inc. Mr. Biggs joined Misco in April 1990 as Financial Director. Prior to such time, Mr. Biggs was Group Financial Controller of Electrocomponents plc, a large United Kingdom public company and was a director of several of their domestic and overseas operations. Mr. Biggs graduated from Kilburn Polytechnic and qualified as a Chartered Secretary in 1967.

Stock Ownership of Certain Beneficial Owners and Management

           The following table provides certain information regarding the beneficial ownership of the Company's Common Stock as of April 21, 2003 by (i) each of the Company's directors and officers listed in the summary compensation table, (ii) all directors and executive officers as a group and (iii) each person known to the Company to be the beneficial owner of 5% or more of any class of the Company's voting securities.

                                                           Amount                  Percent
                                                        and Nature of                 of
                                                       Beneficial Ownership (1)     Class
       Directors and Executive Officers                ------------------------    --------

       Richard Leeds (2)...............................    10,503,236                30.8%
       Bruce Leeds (3).................................     8,665,153                25.4%
       Robert Leeds (4)................................     8,665,155                25.4%
       Robert Dooley (5)...............................       179,200                 *
       Stacy S. Dick (6)...............................        13,500                 *
       Robert D. Rosenthal (6).........................        26,500                 *
       Ann R. Leven  (7) ..............................         3,000                 *
       Steven M. Goldschein (8) .......................        72,125                 *
       All current directors and executive
          officers of the Company (11 persons) ........    24,926,751                73.1%

______________

(1)	As used in this table "beneficial ownership" means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of any security. A person is deemed as of any date to have "beneficial ownership" of any security that such person has a right to acquire within 60 days after such date. Any security that any person named above has the right to acquire within 60 days is deemed to be outstanding for purposes of calculating the ownership percentage of such person, but is not deemed to be outstanding for purposes of calculating the ownership percentage of any other person. Unless otherwise stated, each person owns the reported shares directly and has the sole right to vote and determine whether to dispose of such shares.

(2)	Includes 1,838,583 shares owned by a limited partnership of which Richard Leeds is the general partner. Also includes 1,515,412 shares owned by irrevocable trusts for the benefit of his brothers' children for which Richard Leeds acts as co-trustee and 494,800 shares owned by a limited partnership in which Richard Leeds has an indirect pecuniary interest.

(3)	Includes 1,515,412 shares owned by irrevocable trusts for the benefit of his brothers' children for which Bruce Leeds acts as co-trustee and 494,800 shares owned by a limited partnership in which Bruce Leeds has an indirect pecuniary interest.

(4)	Includes 1,515,412 shares owned by irrevocable trusts for the benefit of his brothers' children for which Robert Leeds acts as co-trustee and 494,800 shares owned by a limited partnership in which Robert Leeds has an indirect pecuniary interest.

(5)	Includes options to acquire 150,000 shares that are currently exercisable pursuant to the terms of the Company's 1995 and 1999 Long-Term Stock Incentive Plans.

(6)	Includes for each person options to acquire a total of 12,500 shares that are exercisable immediately pursuant to the terms of the Company's 1995 Stock Plan for Non-Employee Directors.

(7)	Includes options to acquire a total of 2,000 shares that are exercisable immediately pursuant to the terms of the Company's 1995 Stock Plan for Non-Employee Directors.

(8)	Includes options to acquire 58,125 shares that are currently exercisable pursuant to the terms of the Company's 1995 and 1999 Long-Term Stock Incentive Plan.

* less than 1%

Section 16(a) Beneficial Ownership Reporting Compliance

           Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the SEC and any exchange on which the Company’s securities may be traded. Officers, directors and ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

           Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Form 5 was required for those persons, the Company believes that all such filing requirements for the year ended December 31, 2002 were complied with.

Certain Relationships and Related Transactions

           Leases

           The Company currently leases its facility in Port Washington, NY from Addwin Realty Associates and vacated a second facility during the year leased from 2RB Associates, entities owned by Richard Leeds, Bruce Leeds and Robert Leeds, directors of the Company and the Company's three senior executive officers and principal stockholders. Rent expense under such leases aggregated $1.1 million for the year ended December 31, 2002.

           Stockholders Agreement

           Certain members of the Leeds family (including Richard Leeds, Bruce Leeds and Robert Leeds) and Leeds' family trusts entered into a Stockholders Agreement pursuant to which the parties to such agreement agreed to vote in favor of the nominees of the Board of Directors designated by the holders of a majority of the shares of Common Stock held by such stockholders. In addition, such agreement prohibits the sale of shares of Common Stock held by such stockholders without the consent of the holders of a majority of the shares held by all parties to such agreement, subject to certain exceptions, including sales pursuant to an effective registration statement and sales made in accordance with Rule 144. Such agreement also grants certain drag-along rights in the event of the sale of all or a portion of the Common Stock held by holders of a majority of the shares held by such stockholders. As of December 31, 2002, the parties to the Stockholders Agreement beneficially owned 25,272,700 shares of Common Stock subject to such agreement (constituting approximately 74% of the Common Stock outstanding).

           Pursuant to the Stockholders Agreement, the Company granted to the then existing stockholders party to such agreement demand and incidental, or "piggy-back," registration rights with respect to the Common Stock. The demand registration rights generally provide that the holders of a majority of the shares held by such stockholders may require, subject to certain restrictions regarding timing and number of shares, that the Company register under the Securities Act all or part of the Common Stock held by such stockholders. Pursuant to the incidental registration rights, the Company is required to notify such stockholders of any proposed registration of the Common Stock under the Securities Act and if requested by any such stockholder to include in such registration any number of shares of Common Stock held by it subject to certain restrictions. The Company has agreed to pay all expenses and indemnify any selling stockholders against certain liabilities, including under the Securities Act, in connection with registrations of Common Stock pursuant to such agreement.

           Related Customer

           In 2002, the Company sold approximately $200,000 in merchandise to an entity which is one-third owned by Richard Leeds and Robert Leeds. The Company believes these sales were made on an arms-length basis.

Compensation of Executive Officers

           The following table sets forth the compensation earned by the Chief Executive Officer (“CEO”) and the four most highly compensated executive officers other than the CEO for the years ended December 31, 2000, 2001 and 2002.

Summary Compensation Table

                                                                                                      Long-term
                                                          Annual Compensation                         Compensation
                                                        ------------------------------------------    ------------
                                                                                                      Securities
                                                                                Other Annual          Underlying
  Name and Principal Position                Year        Salary      Bonus       Compensation (1)     Options (#)

Richard Leeds                                2002       $367,500    $75,000         $2,720              None
Chairman and Chief Executive Officer         2001        366,960                     2,900              None
                                             2000        368,173                     1,637              None

Bruce Leeds                                  2002       $367,500    $75,000         $2,377              None
Vice Chairman and President of               2001        366,960                     2,246              None
 International Operations                    2000        368,173                     1,673              None

Robert Leeds                                 2002       $367,500    $75,000         $2,340              None
Vice Chairman and President of               2001        366,960                     1,778              None
 Domestic Operations                         2000        368,173                     1,598              None

Robert Dooley                                2002       $334,998    $25,000         $5,582            100,000
Director and Senior Vice President -         2001        331,467     25,000          4,514            100,000
 Worldwide Computer Sales and Marketing      2000        319,762     75,000          4,499              None

Steven M. Goldschein                         2002       $357,666    $20,000         $2,573             37,500
Senior Vice President and Chief              2001        353,885     18,500          4,087             37,500
 Financial Officer                           2000        342,422     56,250          3,356              None

(1) Includes the Company's pension and profit sharing plan contributions, automobile and gasoline allowance and excess life insurance coverage over $50,000.

Option Grants in Last Fiscal Year

                                              Individual Grants
                         ----------------------------------------------------------
                                          Percent of                                    Potential Realizable
                                            Total                                            Value at
                         Number of          Options                                        Assumed Annual
                         Securities        Granted to    Exercise or                        Rates of Stock
                        Underlying         Employees     Base Price    Expiration        Price Appreciation
                          Options          In Fiscal     ($/Share)        Date             For Option Term
     Name               Granted(#)           Year                                          5%($)    10%($)
     ----               ----------         ----------    ----------    ----------          ----     ------

  Richard Leeds              --                --             --            --              --        --
  Bruce Leeds                --                --             --            --              --        --
  Robert Leeds               --                --             --            --              --        --
  Robert Dooley           100,000           16.9%          $3.05        5/31/2012       $192,000    $486,000
  Steven M. Goldschein     37,500            6.3%          $3.05        5/31/2012        $72,000    $182,000

Aggregated Option Exercises in Last Fiscal Year and
Fiscal Year-End Option Values

                                                                 Number of
                                                                 Securities           Value of
                                                                 Underlying          Unexercised
                                                                Unexercised         In-the-Money
                                                                  Options              Options
                                     Shares                   at December 31,      at December 31,
                                    Acquired                      2002(#)               2002
                                       on         Value         Exercisable/        Exercisable/
        Name                      Exercise(#)   Realized($)    Unexercisable        Unexercisable
        ----                      -----------   -----------    --------------       ----------------

        Richard Leeds                  -            -                -                    -
        Bruce Leeds                    -            -                -                    -
        Robert Leeds                   -            -                -                    -
        Robert Dooley                  -            -          150,000/150,000           -/-
        Steven  M. Goldschein          -            -            58,125/56,875           -/-

Compensation Committee Report to Stockholders*

           The Compensation Committee of the Board of Directors is responsible for administering the executive compensation plans and programs of the Company and for making recommendations to the Board of Directors regarding the compensation of and benefits provided to the Chief Executive Officer and the other executive officers.

           In establishing compensation and benefit levels for executive officers, the Committee seeks to (1) attract and retain individuals of superior ability and managerial talent, (2) motivate executive officers to increase Company performance primarily for the benefit of its stockholders but also for the benefit of its customers and other constituencies and (3) reward executives for superior individual contributions to the achievement of the Company's business objectives. To these ends, the Company's executive compensation package may consist of a base salary, annual cash bonus compensation and stock-based long-term incentive awards.

           Salary levels generally are determined based on the Committee's subjective assessment of prevailing levels among the Company's competitors. At higher levels, however, individual and Company performance will be given greater weight, along with competitive considerations.

           In establishing annual bonuses, the Committee considers such factors relating to the Company's overall performance as it, in its discretion, considers to be appropriate and assigns such weight to each such factor as it considers to be appropriate. The Committee may also consider its assessment of each individual's contribution to the improvement of operating results, growth, profitability and efficient operation of the Company.

           Stock-based incentives, at the present time consisting of stock options granted at 100% or more of the stock's fair market value on the grant date, constitute the long-term portion of the Company's executive compensation package. Stock options provide an incentive for executives to increase the Company's stock price and therefore, the return to the Company's stockholders. The vesting of certain executive stock options may be accelerated based upon the achievement of certain financial objectives by certain divisions of the Company. The number and timing of stock option grants are decided by the Committee based on its subjective assessment, with the advice of independent consultants, of prevailing levels of similar compensation among the Company's competitors. Stock option grants to officers and directors must be approved by the Board of Directors.

COMPENSATION COMMITTEE

Robert Leeds Robert D. Rosenthal Stacy S. Dick

Compensation Committee Interlocks and Insider Participation

          The members of the Company’s Compensation Committee for fiscal year 2002 were Robert Leeds, Robert D. Rosenthal and Stacy S. Dick. No members of the Compensation Committee other than Robert Leeds are employed by the Company. No director of the Company served during the last completed fiscal year as an executive officer of any entity whose compensation committee (or other comparable committee, or the Board, as appropriate) included an executive officer of the Company. There are no “interlocks” as defined by the Securities and Exchange Commission.

* This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Stock Price Performance Graph *

           The graph below compares cumulative total return of the Company, the S & P 500 and the S & P Retail Index for the period beginning December 31, 1997 through December 31, 2002. The stock price performance shown on the graph below is not necessarily indicative of future price performance. The graph and chart assumes that the value of the investment in the Company’s Common Stock and for each index was $100 on December 31, 1997 and reflects reinvestment of dividends and market capitalization weighing.

* This section shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Equity Compensation Plans

           The following table sets forth information regarding the Company’s existing compensation plans and individual compensation arrangements pursuant to which its equity securities are authorized for issuance to employees and non-employees (such as directors, consultants, advisors, vendors, customers, suppliers or lenders) in exchange for consideration in the form of goods or services:

                                            (a)                          (b)                          (c)
                                                                                             Number of securities
                                                                                             remaining for future
                                Number of securities to be    Weighted-average exercise      issuance under equity
                                  issued upon exercise of       price of outstanding          compensation plans
                                   outstanding options,        options, warrants and         (excluding securities
        Plan category               warrants and rights                rights              reflected in column (a))
        -------------               -------------------        -----------------------     -------------------------
Equity compensation plans                2,091,315                      $5.01                      2,008,685
   approved by security
   holders
Equity compensation plans not                   -                         -                               -
   approved by security                   --------                                                    ------
   holders
Total                                    2,091,315                      $5.01                      2,008,685
                                         =========                                                 =========

2. Ratification of Independent Auditors

           Action is to be taken at the Annual Meeting to ratify the selection of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ended December 31, 2003.

           Representatives of Deloitte & Touche LLP, which began serving as the Company's independent auditors in 1993, are expected to be present at the Annual Meeting and to be available to respond to appropriate questions. They will have an opportunity to make a statement if they so desire.

Fees Billed to the Company by Deloitte & Touche LLP for Services During Fiscal 2002

           Audit Fees: Fees billed to the Company by Deloitte & Touche LLP for auditing the Company's annual financial statements for the Company's 2002 fiscal year and reviewing those financial statements included in the Company's quarterly reports on Form 10-Q for such year totaled $797,000.

           Tax Fees: Fees billed to the Company by Deloitte & Touche LLP for tax services for the Company’s 2002 fiscal year totaled $81,000.

           All Other Fees: Fees billed to the Company by Deloitte & Touche LLP for other services for the Company’s 2002 fiscal year totaled $42,000.

           The Audit Committee of the Board of Directors has reviewed the services provided to the Company by Deloitte & Touche LLP and believes that the non-audit/review services which it has provided are compatible with maintaining the auditor's independence.

           Shareholder ratification of the selection of Deloitte & Touche LLP as the Company's independent public accountants is not required by the Company's By-Laws or other applicable legal requirement. However, the Board is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board at its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR FISCAL 2003, WHICH IS DESIGNATED AS PROPOSAL NO. 2 ON THE ENCLOSED PROXY CARD.

Solicitation of Proxies

           The cost of soliciting proxies for the 2003 Annual Meeting will be borne by the Company. In addition to solicitation by mail, solicitations may also be made by personal interview, fax and telephone. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals, and the Company will reimburse them for expenses in so doing. Consistent with the Company's confidential voting procedure, directors, officers and other regular employees of the Company, as yet undesignated, may also request the return of proxies by telephone or fax, or in person.

Annual Report

           The Annual Report of the Company for the year ended December 31, 2002 was first mailed to all stockholders with this proxy statement.

Stockholder Proposals

           The Company’s By-Laws require that stockholder proposals intended to be presented at an Annual Meeting, including proposals for the nomination of directors, must be received by the Company 60 days in advance of the anniversary date of the immediately preceding annual meeting, or by March 22, 2004, to be considered for the 2004 Annual Meeting. The requirements for submitting such proposals are set forth in the Company's By-Laws.

           Stockholder proposals intended to be considered for inclusion in the Company’s proxy statement for presentation at the 2004 Annual Meeting must be received by the Company by December 31, 2003.

Other Matters

           The Board of Directors does not know of any matter other than those described in this proxy statement that will be presented for action at the meeting. If other matters properly come before the meeting, the persons named as proxies intend to vote the shares they represent in accordance with their judgment.

A COPY OF THE COMPANY'S FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2002 IS INCLUDED AS PART OF THE COMPANY'S ANNUAL REPORT ACCOMPANYING THIS PROXY STATEMENT. AN ADDITIONAL COPY MAY BE OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST. Such request should be sent to: SYSTEMAX INC., 11 Harbor Park Drive, Port Washington, New York 11050 Attention: Investor Relations or via email to investinfo@systemax.com.

ANNEX A

AUDIT COMMITTEE CHARTER
FOR
SYSTEMAX INC.

(Revised February 28, 2003)

Purpose of Committee

The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Systemax Inc. (the “Company”) is to (a) assist the Board with oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the Company’s independent auditor’s qualifications and independence, and (iv) the performance of the Company’s internal audit function and independent auditors; and (b) prepare the report that U.S. Securities and Exchange Commission rules require be included in the Company’s annual proxy statement.

The function of the Committee is oversight. It is not the Committee’s responsibility to certify the Company’s financial statements or to guarantee the report of the independent auditor. The Company’s management is responsible for the (i) preparation, presentation and integrity of the Company’s financial statements, (ii) maintenance of appropriate accounting and financial reporting principles and policies, and (iii) maintenance of internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditor is responsible for planning and carrying out a proper audit and reviews. In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Company. As such, it is not the duty or responsibility of the Committee or its members to conduct auditing or accounting reviews or procedures, except to the extent described below under “Performance Evaluations”. Each member of the Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from which it receives information and (ii) the accuracy of the financial and other information provided to the Committee by such persons and organizations absent actual knowledge to the contrary (which shall be promptly reported to the Company’s Board). In addition, the evaluation of the Company’s financial statements by the Committee is not of the same scope as, and does not involve the extent of detail as, audits performed by the independent auditor, nor does the Committee’s evaluation substitute for the responsibilities of the Company’s management for preparing, or the independent auditor for auditing, the financial statements.

Committee Duties and Responsibilities

The duties and responsibilities of the Committee are to:

1.	Retain and terminate the Company's independent auditors (subject, if applicable, to shareholder ratification). The Committee shall have the sole authority to approve and/or pre-approve all audit engagement fees and terms, as well as all significant non-audit engagements with the independent auditor. The Committee need not pre-approve non-audit services that fall within the "De Minimis Exception" set forth in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934.

2.	At least annually, obtain and review a report by the independent auditor describing: the independent auditor's internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues; and (to assess the auditor's independence) all relationships between the independent auditor and the Company. After reviewing the foregoing report and the independent auditor's work throughout the year, the Committee shall evaluate the auditor's qualifications, performance and independence. This evaluation shall include the review and evaluation of the lead partner of the independent auditor and the appropriateness of rotating the audit firm itself. In making its evaluation, the Committee shall take into account the opinions of management and the Company's internal auditors (or other personnel responsible for the internal audit function). The Committee shall present its conclusions with respect to the independent auditor to the full Board.

3.	Discuss the annual audited financial statements and quarterly financial statements with management and the independent auditor, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

4.	Discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. This discussion may be done generally (i.e., discussion of the types of information to be disclosed and the type of presentation to be made). The Committee is not required to discuss in advance each earnings press release or each instance in which the Company provides earnings guidance.

5.	As appropriate, obtain advice and assistance from outside legal, accounting or other advisors.

6.	Discuss policies with respect to risk assessment and risk management. While it is the job of the chief executive officer and senior management to assess and manage the Company's exposure to risk, the Committee must discuss guidelines and policies to govern the process by which this is handled. The Committee should discuss the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

7.	Periodically meet separately with management, with internal auditors (or other personnel responsible for the internal audit function), and with independent auditors.

8.	Review with the independent auditor any audit problems or difficulties and management's response. The Committee must regularly review with the independent auditor any difficulties the auditor encountered in the course of the audit work, including any restrictions on the scope of the independent auditor's activities or on access to requested information, and any significant disagreements with management. The review should also include discussion of the responsibilities, budget and staffing of the Company's internal audit function.

9.	Set clear hiring policies for the hiring by the Company of employees or former employees of the independent auditors.

10.	Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company, regarding accounting, internal accounting controls, or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

11.	Report regularly to the Board. The Committee should review with the full Board any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's independent auditors, or the performance of the internal audit function.

Committee Membership

The Committee shall consist of at least three members of the Board, each of whom is, in the business judgment of the Board, “independent” under Section 10A(m)(3) of the Securities Exchange Act of 1934, the rules of the New York Stock Exchange and any other securities exchange on which the Company’s securities are listed. Each member of the Committee shall be financially literate (or shall become so within a reasonable period of time after appointment to the Committee), and at least one member of the Committee shall have “accounting or related financial management expertise” as such qualifications are interpreted by the Board in its business judgment, and qualify as a “financial expert” as defined by the U.S. Securities and Exchange Commission. No Committee member may serve on the audit committees of more than two other public companies, unless the Company’s Board has determined that such service will not impair the effectiveness of the member’s service on the Committee.

The members of the Committee shall be appointed by the Board, and shall serve at the pleasure of the Board for such term or terms as the Board may determine.

The compensation to be paid by the Company to any Committee member must consist solely of director’s fees; provided, however, that pension or other deferred compensation that is not contingent on future service to the Company will not be deemed to violate this requirement.

Committee Structure and Operations

A majority of the Committee shall constitute a quorum. The Board shall designate a member of the Committee as its chairperson. The Committee may act by a majority of the members present at a meeting of the Committee. In the event of a tie vote on any issue, the chairperson’s vote shall decide the issue. The Committee shall meet in person or telephonically at least four times a year at a time and place determined by the Committee chairperson, with further meetings to occur when deemed necessary or desirable by the Committee or its chairperson. The Committee may delegate some or all of its duties to a subcommittee comprising one or more members of the Committee. The Committee may ask members of management or others whose advice and counsel are relevant to the issues then being considered by the Committee to attend any meetings and to provide such pertinent information as the Committee may request.

Performance Evaluation

The Committee shall review the adequacy of this charter and evaluate its performance hereunder at least annually and present such report to the full Board. Such report shall include any recommended changes to this charter. The Board shall also review and approve this charter at least annually.

While the fundamental responsibility for the Company’s financial statements and disclosures rests with management and the independent auditor, the Committee shall review: (i) major issues regarding accounting principles, and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (ii) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of using alternative methods under generally accepted accounting principles (“GAAP”) on the financial statements; (iii) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company; and (iv) earnings press releases (paying particular attention to any use of “pro forma,” or “adjusted” non-GAAP, information), as well as financial information and earnings guidance provided to analysts and rating agencies.

Resources and Authority of the Committee

In discharging its oversight responsibilities, the Committee shall have unrestricted access to the Company’s management, books and records and the authority to retain outside counsel, accountants or other consultants in the Committee’s sole discretion. The Committee may direct any officer of the Company, the independent auditor and/or the Company’s internal audit staff to inquire into and report to the Committee on any matter.

Nothing contained in this charter is intended to, or should be construed as, creating any responsibility or liability of the members of the Committee except to the extent otherwise provided under applicable Delaware law which shall continue to set the legal standard for the conduct of the members of the Committee.

Adopted February 28, 2003

ANNUAL MEETING OF STOCKHOLDERS OF

SYSTEMAX INC.

May 20, 2003

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

| Please detach and mail in the envelope provided.|

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND
"FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK IN AS SHOWN HERE /X/

1. Election of Directors. / / FOR ALL NOMINEES / /WITHHOLD AUTHORITY FOR ALL NOMINEES / /FOR ALL EXCEPT (See instructions below)	NOMINEES / / Richard Leeds / / Bruce Leeds / / Robert Leeds / / Robert Dooley / / Robert Rosenthal / / Stacy S. Dick / / Ann R. Leven	FOR AGAINST ABSTAIN
2. To consider and vote upon a proposal to                          /   /        /    /               /   /
ratify the appointment of Deloitte & Touche LLP as the
Company's independent auditors for fiscal 2003.

3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

(Please sign, date and return this proxy in the enclosed postage pre-paid envelope.)

INSTRUCTION To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: / /

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	/ /	Please check here if you plan to attend the meeting. / /

Signature of Stockholder _________________________   Date:_____________   Signature of Stockholder______________________   Date:_____________

Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SYSTEMAX INC.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

           The undersigned hereby appoints Curt Rush and Michael J. Speiller, and each of them, with power of substitution, attorneys and proxies to represent and vote all shares of Common stock of Systemax Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Systemax Inc. to be held on May 20, 2003, at 2:00 p.m., local time, and at any adjournment or postponements thereof.

           Under the Company's By-Laws, business transacted at the Annual Meeting of Stockholders is confined to the purposes stated in the Notice of the Meeting. This Proxy will, however, convey discretionary authority to the persons named herein as proxies to vote on matters incident to the conduct of the Meeting.

           This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR the election of the nominees and FOR proposal 2.

(Continued and to be signed on the reverse side)